                                                                   EXHIBIT 10.37


                                                                       LOGO HERE


                                    GEM Plan
                            Summary Plan Description

                             Group Executive Medical

                                  January 1999

                                GENERAL AMERICAN
                             LIFE INSURANCE COMPANY

                            ST. LOUIS, MISSOURI 63101

                         CERTIFICATE OF GROUP INSURANCE

        This Certificate contains a description of the Benefits Your Employer provides for Covered Persons under the Group Policy identified below. The Benefits described are subject to all of the terms and conditions of the Plan.

        The Group Policy under which this Certificate is issued may at any time be amended or ended in accordance with its terms without the consent of the employee or any other person who claims rights or Benefits under the Group Policy.

        This certifies that General American Life Insurance Company has issued a Group Insurance Policy numbered MCP-6901 to:

                                   UNOVA, INC.
                                  Policyholder

        This Certificate describes the Benefits in effect under the Plan as of January 1, 1999.

        The coverage afforded by the Group Policy is not in place of nor does it affect any requirements for coverage by Worker's Compensation Insurance nor does it pay in addition to Worker's Compensation.


                                         GENERAL AMERICAN LIFE INSURANCE COMPANY


                                                                       President

                                COMPLAINT NOTICE

        If You have a question about Your Policy or if You need assistance with a problem, You should first contact Your plan representative. After Your plan representative's contact with Us, should You feel You are not being treated fairly with respect to a claim, You may contact the California Department of Insurance.

        To contact the Department, write or call:

             Department of Insurance
             Consumer Service Division
             300 S. Spring Street
             Los Angeles, California 90013
             213-897-8921

                                TABLE OF CONTENTS

SECTION                                                                                           PAGE
 Introduction ......................................................................................1

 Eligibility .......................................................................................2

 When Coverage Begins ..............................................................................4

 When Coverage Ends ................................................................................6

 Continuation of Coverage in the Event of a Labor Dispute ..........................................7

 Special California Continuation for Surviving Spouses, Divorced or Legally Separated Spouses ......8

 Special California Continuation of Medical or Health Coverage for Employees Age 60 and Over
   and Their Spouses ...............................................................................9

 Medicare .........................................................................................10

 Plan Replacement .................................................................................11

 Health Care Benefits .............................................................................12

 Medical Conversion Privilege .....................................................................15

 Coordination of Benefits .........................................................................16

 Claims and Other General Provisions ..............................................................18

 General Definitions ..............................................................................20

 ERISA Information ................................................................................28

                                  INTRODUCTION

        Your Employer has chosen the Benefits described in this Booklet/Certificate for many reasons. The most important of these are to protect its most valuable assets -- its healthy and productive employees -- and to provide You (and Your family) with significant financial protection against the physical, emotional and economic strain Illness or Injury can bring.

        Please read this document carefully to familiarize Yourself with the Benefits it describes and the procedures for filing claims. If You have any questions about Your coverage, please contact the plan representative.

        When used in the Plan, unless otherwise stated, the terms are as defined in:

1.      the General Definitions section, or

2.      the specific benefits sections.

                                   ELIGIBILITY

ELIGIBLE EMPLOYEES

        Employees who are classified by the Employer as a) an active Key Executive employee, b) a retired Key Executive employee, or c) a consultant who has been designated as a participant by the Employer, or their wholly-owned subsidiaries, and who is compensated for his/her services by or is under agreement with the Employer or their wholly-owned subsidiaries.

ELIGIBLE DEPENDENTS

        To be eligible for Dependent Coverage under the Plan, Your dependent(s) must be eligible.

        Your Eligible Dependents are:

1.      Your lawful spouse;

2.      Your unmarried dependent Child:

        a.      less than age 19; and

        b. age 19 to 23 if a full-time student in an accredited school and dependent on You for main support and care;

3. Your Child with a mental or physical handicap who is over the age limit, if a) the Child becomes and remains Disabled while covered under the Plan, or b) was covered under the Prior Plan that this Plan replaces and, in either case, all of the following conditions are met:

        a.      the Child has not been married;

        b.      cannot hold a self-supporting job due to the handicap; and

        C.      depends on You for main support and care.

        First proof of incapacity must be given to Us (at Your expense) within 31 days of the Child's limiting birthday. After two years following the attainment of the limiting age, subsequent proof may be requested annually.

        "Child" means: Your natural Child; Your stepchild; an adopted Child; a Child who has been Placed For Adoption with You; a Child for whom You have been appointed legal guardian; a Child who is recognized under a qualified medical child support order as having a right to enrollment under the Plan (hereafter "QMCSO-child"); or a Foster Child. With respect to an adopted or placed Child, dependent coverage will include necessary care and treatment of medical conditions existing prior to the date of placement. In all cases the Child must depend upon You for his/her main support and care. However, when a court recognizes a Child as a QMCSO-child, the Child will be considered Your Eligible Dependent regardless of whether the Child is living with You or receiving his/her main support and care from You.

        No person may be covered as a dependent of more than one employee. An employee may not be covered as a dependent.

COVERAGE FOR NEWBORNS - WELL BABY CARE

        A newborn Child will become covered from moment of birth provided You enroll the newborn Child for coverage within 31 days from the date of birth. Such newborn Child will be eligible for the following Covered Expenses. (a) Hospital room and board (or nursery) charges; (b) routine Doctor visits while Hospital confined; and (c) circumcision while Hospital confined.

        This coverage will end on the earlier of:

1.      the date the newborn Child is discharged or

2.      the date the newborn Child is 7 days old.

COVERAGE FOR NEWBORNS - SICK BABY CARE

        A newborn Child is eligible from the moment of birth for Covered Expenses due directly to:

1.      Injury;

2.      premature birth; or

3.      a condition which exists at birth.

        If You do not have Dependent Coverage in force, this coverage (including any Extended Benefits) will end 31 days after the date Your Child is born. If You Enroll the Child within this 31 day period.

                              WHEN COVERAGE BEGINS

FOR ELIGIBLE EMPLOYEES:

        Your coverage will be made effective on:

1.      Your Eligibility Date if You Enroll on or before that date; or

2.      the date You Enroll if You do so within 31 days after Your Eligibility
        Date.

        If You do not Enroll within 31 days after You are eligible, please refer to the provision on Late Enrollees within this section.

FOR ELIGIBLE DEPENDENTS:

        Dependent Coverage cannot become effective prior to the date Your coverage is effective. Dependent Coverage will be effective with respect to each Eligible Dependent You then have on:

1. the date You are eligible for coverage if You Enroll Your dependents within 31 days; or

2.      the date Your dependents are eligible if You Enroll them within 31 days.

        If You do not Enroll Your dependents for coverage within 31 days after they are eligible for coverage, please refer to the provision on Late Enrollees below.

LATE ENROLLEES

        If You do not Enroll within 31 days after You are eligible for Health Care coverage, You may be a Late Enrollee. If:

1. You do not enroll Your dependents within 31 days after You are eligible for such coverage or Your dependent was not enrolled within 31 days after he/she became eligible; or

2. You wish to restore Dependent Health Care coverage which ended because You did not make required Contributions, Your dependent may be considered a Late Enrollee. (Please refer to the General Definitions section.)

       - Late Enrollee may Enroll only during the open enrollment period.

       - Late Enrollee's coverage will be made effective on the first day of the calendar month following the open enrollment period.

OTHER ENROLLMENT PERIODS

        You or Your Eligible Dependent may only request enrollment under the Health Care coverage

1. during the initial enrollment period or subsequent open enrollment periods;

2.      during the Special Enrollment Periods;

3.      during any state prescribed enrollment periods.

        You or an Eligible Dependent may Enroll for coverage during Special Enrollment Periods without being considered a Late Enrollee under the following circumstances:

        The Special Enrollment Periods exist under the following circumstances:

1.      Loss of Other Coverage. If You or an Eligible Dependent

        a. was/were covered under another group health plan (including COBRA continuation) or under no share-of-cost Medi-Cal coverage or had other medical insurance coverage at the time enrollment was declined; and

        b. stated, in writing, that coverage under another health plan or under a no share-of-cost Medi-Cal coverage was the reason for declining enrollment and were provided with a notice of this requirement and the consequences of such a requirement; and the Employer can provide Us with a written statement confirming these facts and

        c. have/has lost or will lose coverage under the other plan as a result of loss of eligibility (due to such reasons as termination of employment, change of employment status, death of a spouse, divorce, legal separation) or cessation of the employer's contributions to such coverage (even if the other plan is continued) or loss of no share-of-cost Medi-Cal coverage or have exhausted COBRA continuation coverage, You or an Eligible Dependent may Enroll within 31 days after loss of coverage. Coverage will be effective on the first day of the month following enrollment.

2. Acquisition of Dependents. If You did not Enroll when first eligible and acquire a dependent through marriage, birth, adoption or Placement For Adoption, You and the newly acquired dependent(s) may Enroll within 31 days of the date of marriage, birth, adoption or Placement For Adoption. In the case of the birth, adoption or placement of a Child, Your spouse may also be enrolled as Your dependent if otherwise eligible for coverage. Coverage will be effective on the date of birth, adoption or Placement For Adoption. In the case of marriage, coverage will be made effective on the first day of the month following enrollment.

3.      During any state prescribed enrollment period.

                               WHEN COVERAGE ENDS

FOR EMPLOYEES:

        Your coverage will end on the date of the first of these events:

1. The end of the month in which You stop Active Work on a Full-Time Basis in an Eligible Class, except that:

        a. if You stop Active Work due to Injury, Illness or Qualified Leave of Absence for personal Injury or Illness, Your Employer will continue Your Health coverage subject to payment of Contributions. Such coverage will continue only while You are unable to return to work because of the Injury, Illness or Qualified Leave of Absence. This coverage continuance will be on a basis precluding individual selection;

        b. if You stop Active Work to take a qualified military leave of absence (pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994), You may elect to continue Your Health coverage subject to payment of premium. Such coverage will continue only while You are unable to return to work because of the qualified military leave of absence. Such continuance will be on a basis precluding individual selection;

        c. if You stop Active Work to take a Qualified Leave of Absence (pursuant to the Family and Medical Leave Act of 1993 or other applicable state's leave law, if any such law applies to Your Employer), for reasons other than personal Illness or Injury, Your Employer will continue coverage subject to payment of Contributions. Such coverage will continue only while You are unable to return to work because of the Qualified Leave of Absence. Such continuance will be on a basis precluding individual selection;

        d. Upon retirement from UNOVA, Inc., coverage for the retired executive and their dependents will continue until the executive attains age 72. If the retired executive dies before attainment of age 72, the surviving dependents will be covered until the retired executive would have attained age 72.

2. As to any one coverage or class, the date the Plan is amended or changed to exclude that coverage or class.

3.      Your Employer ceases to be an Associated Company of the Policyholder.

4. Your Employer ceases to be a member of the trust to which We issued the Policy.

5.      The Plan ends.

FOR DEPENDENTS:

        A dependent's coverage will end on the earlier of:

1.      the date Your coverage ends; or

2. the end of the month in which the dependent ceases to be eligible as defined by the Plan.

        Please read the Special California Continuation of Medical or Health Coverage provisions to determine if Your coverage may extend beyond the time allowed above.

                      CONTINUANCE OF COVERAGE IN THE EVENT
                               OF A LABOR DISPUTE

        Your and Your dependent's coverage under the Group Policy will continue and Your employment will be considered to continue after the day it would otherwise end under the Group Policy because You ceased work as a result of a labor dispute, subject to the following conditions:

1. You are a member of a collective bargaining unit which participates in the cessation of work resulting from the labor dispute.

2. Your union agrees to collect and remit to Us the required monthly premium, and Your union agrees that it will:

        a. keep required monthly premium collection records in connection with this continuance of coverage;

        b. furnish Us with needed information to administer this continuance of coverage when We require that information; and

        C. permit Us, at any reasonable time, to inspect the union records which relate to this continuance of coverage.

3. You must remit the required monthly premium to Your union on the date You stopped work. The union, if it agrees, will remit to Us all such monthly premium payments. Your required monthly payment will be at the premium rate applicable to Your and Your dependent's Benefit Class as We required on the date You stopped work.

        We will not discontinue Your coverage if any of Your required premium which was unpaid on the date You stopped work and was due prior to the date You stopped work, if paid prior to the date the next premium is due under the terms of the Plan.

        You must remit to Your union subsequent required monthly premium payments not later then 20 days after the due date for the premium for that month.

        The grace period for payment of premiums will not apply to premiums due to Us for any coverage continued under this provision. Premiums must be paid to Us by Your union within 31 days after the due date.

4. In addition to Our right under the Plan to change premium rates, We have the right to increase the rate charged to You for Your and your dependent's coverage on the date You stopped work. We may increase this premium rate by up to twenty percent (20%), or a higher percent if approved by the Insurance Commissioner of the state of California. An increase in premium rates will automatically increase Your required monthly premium.

5. Neither We nor the Policyholder has the right to terminate the Plan with respect to coverage being continued under this provision.

6. Your continuance of coverage provided by this provision will terminate on the earliest of the following:

        a. the last day of the period for which (a) You paid the required premium, or (b) Your union last remitted to Us the required monthly premium for Your coverage;

        b. the premium due date on which the number of employees continuing coverage under this provision is less than 75% of the number of employees who are entitled to continue their coverage;

        c.      the day You take full-time employment with another employer;

        d. the end of the continuous six-month period beginning on the day You stopped work as a result of the labor dispute;

        e. the end of the labor dispute which resulted in the cessation of work;

        f. as to any one Eligible Dependent, the date he/she no longer qualifies as an Eligible Dependent as defined in the Plan.

                  SPECIAL CALIFORNIA CONTINUATION FOR SURVIVING
                 SPOUSES, DIVORCED OR LEGALLY SEPARATED SPOUSES

        If Your spouse and any dependent Child(ren) lose coverage under Your Health Care coverage due to Your death, dissolution of marriage or legal separation or if Your entitlement to Medicare causes loss of Dependent Coverage, Your spouse may elect to continue the coverage under California's benefit instead of Federal Continuation Coverage (COBRA) under certain circumstances. The continued coverage applies to Medical Care, and any Dental Care, Vision Care and Prescription Drug coverage You may have under this Plan.

        The Plan Administrator must be notified within 15 days of Your spouse's eligibility due to divorce or legal separation and supplied with the spouse's mailing address. The spouse will be notified within 15 days and provided with election forms. If the Plan Administrator is not notified within the time provided, the right to such coverage will be terminated.

        In case of Your death, Your Employer will notify the Plan Administrator.

        Coverage will not be terminated for up to 31 days after notice and forms are provided. If the premium for continued coverage is not paid within 31 days after notice is provided, coverage will be deemed terminated in accordance with the "When Coverage Ends" provision.

        Continuation of coverage for the Covered Person will terminate on the date:

1.      the Covered Person ceases to reside in the State of California;

2.      the Covered Person marries or remarries',

3. the Covered Person becomes eligible for a comparable state, federal or private group medical or health plan", or

4. the Covered Person becomes eligible for medical care coverage under another employer's group plan, even though such plan may be less substantial.

The ineligibility of a dependent Child will not invalidate the continuation provision for any other family member.

        The continued coverage of all dependents , will end on the earliest of:

1. 90 days from when coverage would have ended under the "When Coverage Ends" provision;

2.      the date the spouse ceases to reside in the State of California;

3.      the date the spouse remarries;

4. the date the spouse becomes eligible for any comparable state, federal or private group medical plans;

5. the date the spouse becomes eligible for medical coverage under another's employer's group plan, even though such plan may be less substantial;

6.      the date the Medical Care coverage under the Plan is terminated;

7. the date the Employer through which coverage was obtained ceases to participate in the Medical Care coverage; or

8.      the date the premium is not paid within the time allowed.

                  SPECIAL CALIFORNIA CONTINUATION OF MEDICAL OR
                  HEALTH COVERAGE FOR EMPLOYEES AGE 60 AND OVER
                                AND THEIR SPOUSES

        If You are age 60 years or older, You and Your covered spouse may elect to continue coverage beyond the expiration of Your Federal Continuation Coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) under certain circumstances. This extended continuation applies if You have been employed for at least 5 years prior to termination of employment and You or Your spouse is not entitled to Medicare when Your COBRA coverage expires. Continuation follows the same terms and conditions in force under Your COBRA election.

        If You meet the qualifications above, You must make an election for this special continuation at least 30 days prior to the date Your COBRA coverage is scheduled to terminate. The election is separate from Your COBRA election; however, You must elect COBRA in order for the special continuation election to be valid. You may terminate this coverage at any time. A former spouse of an employer may also elect to continue coverage beyond the expiration of COBRA by making an election in this same manner.

        Continued coverage, effective after COBRA coverage expires, will automatically terminate whenever any of the following occurs:

1.      Failure to pay the premium when due under the Plan;

2.      The employer ceases to provide a group health plan to its employees;

3.      Becoming covered under another group health plan;

4.      Becoming entitled to Medicare;

5.      Attainment of the age of 65; or

6. For Your spouse or former spouse only, five years from the date COBRA coverage ends.

                                    MEDICARE

        This section applies to a Covered Person who is eligible for Medicare coverage. It provides rules for determining the order of benefit payments between coverage under this Plan and those of Medicare. The intent of this section is to conform the Plan to the requirements of the federal Medicare Secondary Payer law. Accordingly, the section and its stated rules will be adjusted, if We deem necessary, so that the Plan's liability for Benefit payment is neither greater nor less than those required under the law.

1.      If, pursuant to the rules:

        a. this Plan is determined to be secondary to Medicare, it will pay secondary to and coordinate its Benefits with Medicare;

        b. this Plan is determined to be primary to Medicare, it will pay Benefits without regard to Medicare benefits.

2.      The order of benefit payments rules are outlined below.

        a. Rules applicable to a person covered under the Plan by virtue of that person's "Current Employment Status" with an Employer or as a dependent of such person:

       BASIS OF MEDICARE ELIGIBILITY:                        THIS PLAN WILL:
       - Old-Age (attaining age 65)*                         Be primary.

       - Disability (other than ESRD)                        Be primary.

       - End Stage Renal Disease (ESRD)                      Be primary for the first 30 months of ESRD Medicare
                                                             coverage; be secondary thereafter.
       - Old-Age or Disability, preceding or beginning
         concurrently with ESRD                              Continue to be primary until the end of the first 30 months of
                                                             ESRD Medicare coverage; be secondary thereafter.

        *If a Covered Person elects to have Medicare as primary coverage, such person's Health Care coverage under this Plan will terminate. If the employee's Health Care coverage terminates in accordance with this provision, coverage on the employee's covered dependents will cease on the same date.

        b. Rules applicable to a person covered under the Plan as a Retired Employee, a dependent of such employee, or on any basis other than those stated in 2.a. above:

       BASIS OF MEDICARE ELIGIBILITY:               THIS PLAN WILL:
       - Old-Age (attaining age 65)                 Be secondary.

       - Disability (other than ESRD)               Be secondary.

       - End Stage Renal Disease (ESRD)             Be primary for the first 30 months of ESRD Medicare
                                                    coverage; be secondary thereafter.

       - Old-Age or Disability, preceding ESRD      Continue to be secondary.

        For purposes of this section, "Current Employment Status": a person is considered to have Current Employment Status with an Employer if the person is an employee, is the Employer (including self-employed person), or is associated with the Employer in a business relationship.

REMEMBER: The Medicare section outlined above applies from the date a Covered Person is first ELIGIBLE for Medicare (either part A or part B), whether or not the Covered Person is enrolled and is receiving Medicare benefits.

                                PLAN REPLACEMENT

        If Medical Care coverage under this Plan replaces a group medical plan (the "Prior Plan") within 60 days after a) the date the Prior Plan ended, or b) the date the coverage under a plan for an entire employer unit ended, the following will apply:

1. If You and Your dependents were covered under the "Prior Plan" on the date such plan ended, You and Your dependents will be covered under this Plan, if You and Your dependents meet the Eligibility requirements for coverage under the terms of this Plan.

2. All former employees entitled to "California Special Continuation for Employees Age 60 and Over and Their Spouses" will be eligible under this Plan.

3.     If You or Your dependent is totally disabled (as defined by the Prior
       Plan) and entitled to an extension of benefits under the Prior Plan, this Plan will not provide coverage for any Expenses Incurred due to any conditions causing the disability.

        a. Any Benefit payable under this Plan will not be lower than the benefit that would have been provided under the Prior Plan.

        b. Any Benefit payable will be reduced by the amount of benefits payable under the Prior Plan's extension of benefits provision.

4.      Your or Your dependent's coverage will continue until the earlier of:

        a. the date coverage would terminate in accordance with this Plan's Termination of Coverage provision; or

        b. for a person Disabled on the date the Prior Plan ended, the end of the extension of benefits period of the Prior Plan. If the Prior Plan was not required to provide an extension of benefits, coverage will end not less than 12 months from the date the person became Disabled.

                              HEALTH CARE BENEFITS

        The Calendar Year Maximum Benefit for all Covered Expenses is $100,000 per Family Unit.

COVERED EXPENSES

        The Plan Will Pay Benefits for Covered Expenses Incurred for medical, dental and vision care expenses as defined under the Internal Revenue Code (Section 213(d) as amended and Internal Revenue Service Income Tax Regulation 1.213-1 as amended) except as specifically listed under the Exclusion in this Benefit. Covered Expenses include services for the diagnosis, care, and treatment of a physical or mental defect, Illness or Injury and for the prevention of disease. Covered services include but are not limited to:

1.      Acupuncture.

2.      Anesthesia and the professional charge for its administration.

3.      Hearing tests, hearing aids and their fittings and batteries.

4. Infertility treatment including reversal of an elective sterilization procedure.

5. Inpatient Hospital charges including residential alcohol treatment centers, residential drug addiction treatment centers, psychiatric residential treatment centers, Hospice facilities.

6. Laboratory and x-ray charges by a Hospital, Doctor's office, laboratory or imaging center and the professional interpretation fee.

7.      Medical equipment including:

        a.      wheelchairs, hospital beds and the attachments thereto;

        b.      oxygen and equipment to administer oxygen, breathing aids;

        c. needles and syringes to administer insulin, allergens and prescription drugs;

        d. dialysis equipment, supplies, upkeep and training on the use of such equipment;

        e.      ostomy bags and supplies;

        f.      glucometers, dextrometers, destrostix;

        g.      infusion pumps;

        h.      nerve stimulators.

8. Nursing services provided by a registered nurse (R.N.), licensed practical nurse (L.P.N.), or licensed vocational nurse (L.V.N.), in or out of a Hospital, pertaining to the actual care of an Illness or Injury.

9.      Orthopedic and prosthetic devices including:

        a.      artificial limbs, eyes and teeth and the replacement thereof;

        b.      casts, splints and crutches;

        c.      supports and orthotics;

        d.      post-mastectomy breast prostheses and holding bras.

10. Outpatient Hospital charges including outpatient treatment centers, non-residential treatment centers for alcoholism and/or substance abuse, community mental health centers, ambulatory surgical centers, Birthing Centers.

11.     Physiotherapy services by a physiotherapist.

12.     Pre-natal and post natal care.

13.     Complications of Pregnancy.

14.     Prescription drugs including:

        a.      birth control pills;

        b.      insulin.

15.     Preventive care including:

        a.      newborn care;

        b.      child health supervision services;

        c.      immunizations and vaccines;

        d.      screening tests for cancer;

        e.      annual routine physicals.

16. Preventive and restorative dental treatment including orthodontia and dentures and their replacement.

17. Professional charges of a Physician, chiropractor, podiatrist, Dentist, Christian Science practitioner, psychologist, speech/language therapist, speech pathologist, audiologist, optometrist, ophthalmologist, nurse practitioner, licensed midwife, operating within the scope of their respective licenses.

18. Professional counseling for a mental health condition by a state licensed counselor.

19.     Psychoanalysis, psychotherapy, psychological testing and group therapy.

20.     Skilled Nursing Facilities if confined for medical care.

21. Special schools and tutoring for a Child with a learning disability upon the recommendation of a Physician.

22. Special schools for a mental impaired or physically Disabled person if its main purpose is teaching to alleviate the disability, for example:

        a.      teaches Braille to a visually impaired person;

        b.      teaches lip reading to a hearing impaired person;

        c. gives remedial language training to correct a condition caused by a birth defect.

23.     Specialized equipment for the physically Disabled including:

        a. modifications to Your home to accommodate the Disabled person (prior Company approval required);

        b.      modifications to a car to enable a Disabled person to drive it;

        c.      Braille books and magazines for the visually impaired;

        d. support dogs or other animals trained to assist the Disabled person;

        e.      special telephone equipment for the hearing impaired;

        f.      special equipment to adapt television for the hearing impaired.

24. Surgery including sterilization, spontaneous abortion, an abortion necessary to prevent the death of the mother, elective abortion, improvement of a deformity related to a congenital abnormality, Injury or disfiguring disease.

25.     Transportation for medical care defined as:

        a.      professional ambulance to and from a Hospital;

        b.      train or commercial airline to a Hospital for specialized care;
                and

        c.      emergency transportation to a Hospital by helicopter.

26.     Vision care including:

        a.      routine eye examinations;

        b.      surgery, eyeglasses and contact lenses to improve vision;

        c.      eye exercises.

EXCLUSIONS

        The Policyholder has chosen to provide many Benefits. There are some things, however, that will not be covered as health expenses. Excluded items include but are not limited to:

1. Expenses solely for cosmetic reasons including face lifts, hair transplants, liposuction.

2. Items ordinarily used for personal, living or family purposes, even if recommended by a Doctor, including:

        a.      household help;

        b.      a vacation;

        c.      smoking cessation program;

        d.      weight loss program;

        e.      health club;

        f.      maternity clothes;

        g.      nursing services for a normal healthy baby;

        h.      over-the-counter drugs and medicines.

3.      Care or supplies for which:

        a.      no charge is made;

        b. You or Your dependent would not have to pay if You did not have this coverage.

4. Any care or supplies received prior to the Effective Date or after the Termination Date of the Covered Person's coverage (unless coverage is continued according to some Plan provision).

5. Injury or Illness arising out of employment, whether or not You or Your dependent is covered by Worker's Compensation or similar laws.

6.      Any service or treatment covered under another plan of Your Employer.

7.      Any charge for a service not listed as a Covered Expense.

                          MEDICAL CONVERSION PRIVILEGE

        If Your coverage with the Plan ends due to:

1.      any reason except failure to pay the required premium; or

2. the Plan ending and not being replaced within 60 days by similar coverage,

You may purchase personal coverage ("Conversion Coverage") for Yourself and each of Your covered dependents, provided:

1. You (and Your dependents) were covered by this Plan (and under any group plan providing similar Benefits which it replaces) for at least three months prior to the date Your employment ends; and

2.      You (and Your dependents) are not eligible for Medicare,

        You have 31 days from the date Your coverage ends to submit a written application and the first premium for Conversion Coverage. You are solely responsible for contacting Us to obtain this coverage. Premium will be based on the type of coverage and the sex, age and state of residence of the person purchasing the coverage. Coverages will become effective on the date group coverage ends.

        If purchase of Conversion Coverage will result in over-insurance according to Our standards, We reserve the right to deny such coverage.

        Pregnancy Benefits are included in a conversion policy if they were provided under the group Plan which the Conversion Policy replaces.

        This privilege is also available to a) covered dependents if You die; or
b) to a dependent Child who reaches the limiting age; or c) to Your ex-spouse on the date a valid decree of divorce is issued (including any Children whose coverage also ends at the same time), if exercised within 31 days of the date coverage ends.

        THE CONVERSION COVERAGE WILL MEET THE MINIMUM REQUIREMENTS OF THE STATE IN WHICH IT IS ISSUED. THE BENEFITS PROVIDED BY THE CONVERSION POLICY WILL NOT DUPLICATE THE BENEFITS PROVIDED UNDER THIS PLAN.

        If Your or Your dependents' coverage with the Plan has been continued according to federally mandated standards, You or they may still be able to exercise this conversion right. The full term of the available Federal Continuation Coverage (COBRA) must have been exhausted to receive this Conversion Privilege.

                            COORDINATION OF BENEFITS

        If this is not Your only plan coverage, the Benefits payable under this Plan, and any other group plan for the Allowable Expenses Incurred during any Benefit Determination Period will be coordinated so that the combined Benefits paid or provided by all plans will not exceed 100% of such Allowable Expenses.

        You must inform Us if You have other coverage (for example, through Your spouse's employer); and give Your consent to the release of information so that We may use this provision. You should first file Your claim with the primary plan (as determined below). When the claim is paid, send a copy of the charges and a copy of the Explanation of Benefits Statement from the first plan to the secondary plan (as determined below). This will accelerate the processing of Your claim.

        One of Your Plans will be determined to be primary (using the rules below). The primary plan pays its full benefits first. The plan paying second takes the benefits of the primary plan into account when it determines its benefits.

        A plan is primary when:

1.      the plan does not have a COB provision;

2.      the plan designates itself as an "excess" or "always secondary" plan; or

3. if both plans have a COB provision, under the rules it is determined to be primary.

        When both plans have a COB provision, the order in which the plans provide benefits is determined using the first of the following rules which applies:

1. Employee/dependent. The plan which covers the person as an active employee is primary. If You or Your dependent is also covered by Medicare, the plan covering the person as an active employee is primary, the plan covering the person as a dependent of an active employee is secondary, and then Medicare.

2.      Dependent children.

        a. If the parents are not separated or divorced, the plan which covers the parent whose birthday (month and day) falls earlier in the calendar year is primary. If both parents have the same birthday (month and day), the plan which covered the parent longer is primary. If the other plan does not have the "birthday rule", the rule in the other plan will determine the primary plan.

        b. If the parents are separated or divorced, the plan which covers the natural parent with custody is primary; followed by the plan which covers the step-parent who has married the natural parent with custody; and finally, the plan which covers the natural parent without custody.

                However, if the court decrees one of the parents responsible for health care expenses, the plan which covers that parent is primary.

                If the decree names the parent other than the natural parent with custody, We must be notified and have actual knowledge of those terms. Any Benefits paid prior to actual knowledge will not be affected. The plan of the other parent and the plan of the spouse of the parent with custody will be secondary and third, respectively.

                If joint custody is granted by the court, the rules pertaining to parents who are not separated or divorced apply.

3. Active/inactive employee. The plan covering the employee who is neither laid off or retired is primary. If the other plan does not have this rule, this rule is ignored.

4. Continuation coverage. Continuation coverage provided under either federal or state law is secondary. If the other plan does not have this rule, this rule is ignored.

5. Length of coverage. If the primary plan cannot be determined using any of the rules above, the plan which has covered the person for the longest period of time will be considered primary.

        If this Plan is determined to be secondary, We will reduce Benefits payable so that the total benefits provided by all plans during a claim determination period are not more than the total Allowable Expenses for the Covered Person.

        The actual Benefit amounts available are determined by each plan's benefit provisions. Benefits payable under this Plan will never exceed the amount which would have been paid if there were no other plans involved. If Benefit payments under this Plan are reduced by COB, only the reduced amounts will be charged against Your Plan maximums.

        If during Coordination of Benefits, payments are made in error, the plans will have the right to adjust payments among themselves. Such payments satisfy Our liability. If We overpay a claim, We will have the right to recover such overpayments from any person for, to whom, or with respect to whom such payments were made, any other insurance company, or any other organization.

DEFINITIONS

        An "Allowable Expense" is the Reasonable and Customary cost for any necessary medical or dental service which is covered (at least in part) by one of the plans. If a health plan provides services (rather than cash payments) a dollar value will be assigned in order to use this provision.

        When the primary plan penalizes You for not complying with plan provisions, such as failing to pre-certify, the amount of the reduction is not considered an Allowable Expense.

        A "Benefit Determination Period" means from January 1 of one year to December 31 of the same year.

        A "plan" as used in this provision, is any of the following which provides health benefits or services:

1.      a group, blanket or franchise plan on an insured basis;

2.      other plans which cover people as a group;

3. a self-insured or non-insured plan or other plan which is arranged through an employer, trustee or union;

4.      a pre-payment plan which provides medical or dental service;

5.      government plans, except Medicaid;

6. group auto insurance, but only to the extent medical benefits are payable under group auto insurance;

7. no-fault auto insurance on an individual basis, except where not allowed by the state in which this Plan is issued;

8. single or family subscribed plans issued under a group or blanket type plan;

but the definition of plan shall not include:

1.      hospital indemnity type plans;

2.      school accident-type coverage;

3.      traditional auto insurance.

                       CLAIMS AND OTHER GENERAL PROVISIONS

NOTICE AND PROOF OF CLAIM

        You must give Us a written notice of claim for a medical or health claim (including vision and dental claims, if any), within 12 months after a Covered Expense is incurred.

        Within 15 days after We receive the notice of claim, We will send claim forms (if required) to You for giving proof of claim. If You do not receive these forms, You will satisfy the proof of claim requirement by giving Us a written statement of the nature and extent of the loss within the time limit provided below.

        You must give positive proof of claim to Us or Our authorized claim office for a medical or health claim (including vision and dental claims, if any) within 15 months after a Covered Expense is Incurred.

        You must give Us proper written notice and proof of loss before We will be liable for any loss. If You send Us proof as soon as reasonably possible, We will not reduce or deny claims merely because You cannot reasonably give notice and proof in writing within the time required. However, such proof must be furnished within one year from the time proof is otherwise required except in the absence of legal capacity.

        We may, as required by law, accept claims submitted by a third-party custodial parent or a provider (with the custodial parent's approval) for Covered Expenses Incurred by a covered dependent Child who is also eligible for a state medical assistance program (i.e., Medicaid).

PAYMENT OF CLAIMS

1. With the receipt of a claim for medical transportation services, any Benefits due will be paid directly to the provider if the provider has not received payment for those services from any other source. Except as provided below, all other Benefits, other than for loss of life, due and not validly assigned will be paid to You as soon as practical, but no later than 30 working days after We receive Due Proof. Due Proof is all information necessary to determine Our liability for the claim and to determine if services are Medically Necessary. If We have not paid or denied a claim containing Due Proof within the time allotted, The Plan Will Pay interest at the rate of 10% per annum beginning the day after the allotted time period.

2. The Plan may, to the extent required by law, pay Benefits for claims incurred by a covered dependent Child directly to a custodial parent, a state agency or a provider.

3. Benefit payments pursuant to a qualified medical child support order (QMCSO) in reimbursement for expenses paid by a QMCSO-child or his/her legal representative (custodial parent or legal guardian) will be made to the QMCSO child or his/her legal representative.

4. If You use a Participating Provider, The Plan Will Pay Benefits, if any, to the provider of service.

5. The Plan may pay Benefits to the person or institution who gave You care.

6. Any payments We make under the above, except under 1. will discharge Our liability to the extent of Our payment. We are not responsible for how the Benefits We pay are used.

LEGAL ACTIONS

       You may not sue Us for Benefits under this Plan:

1.      before 60 days following the date You send Us proof of claim;

2. after 3 years following the end of the period required for giving proof of claim.

ASSIGNMENT OF BENEFITS

        You may assign Medical or Health Care Benefits directly to the Doctor, Hospital or an appropriate state agency. You can either sign the necessary forms given to You by the provider of services or sign the designated assignment on Your claim form. Otherwise, Benefits will be paid according to the Payment of Claims provision. If You use a Participating Provider, The Plan Will Pay Benefits, if any, to the provider of service. We will not be responsible for the validity of any assignment. Nor will We be liable for any action, payment or other settlement made before We receive such assignment.

        To the extent permitted by law, neither the Benefits nor payments under this Plan will be subject to the claim of creditors or to any legal process.

PHYSICAL EXAMINATIONS

        We may have a Doctor of Our choice examine You, at Our expense, as often as is reasonably necessary while Your claim is pending. We may also have an autopsy performed, at Our expense, except if prohibited by law.

INCONTESTABILITY AND MISSTATEMENT

        We cannot contest the Group Policy after it has been in force for two years unless premiums are not paid. We cannot contest Your or Your dependent's insurability after the Policy has been in force for two years during Your or Your dependent's lifetime unless required Contributions are not paid. However, no provision of this Policy shall make the coverage of an ineligible person valid.

        Any statement about Your health or age made in writing and signed by You may be used to contest Your coverage.

        If You misstate Your age, The Plan Will only Pay Benefits based on Your correct age. The Plan will a) adjust premium, b) validate, or c) void coverage as necessary.

REFUND TO US FOR OVERPAYMENT OF BENEFITS

        If You or Your dependent recovers money for medical, Hospital, dental, prescription drug or vision Expenses Incurred due to an Illness or Injury for which a Benefit has been paid under the Plan, We will have the right to a refund from You or Your dependent. The amount refunded to Us will be the lesser of:

1.      the amount You or Your dependent recovers;

2.      the amount of Benefits We have paid.

        You or Your dependent (or a parent or legal guardian, if required) will help Us do whatever else may be reasonably needed to obtain this refund.

                               GENERAL DEFINITIONS

        When these terms are used in the Plan, they will have the following meanings unless otherwise noted:

1. ACTIVE WORK / ACTIVELY AT WORK: means You work for Your Employer at his/her place of business (or such other places as required by Your Employer) in accordance with his/her established employment practices.

2. ASSOCIATED COMPANY: means those under common control through stock ownership, contract or otherwise with Your Employer as named in this Plan.

3. AVERAGE SEMIPRIVATE ROOM CHARGE: means a) the standard charge by the Hospital for semiprivate room and board accommodations, or the average of such charges where the Hospital has more than one level of such charges, or b) 80% of the Hospital's lowest charge for single bed room and board accommodations when the Hospital does not provide any semiprivate accommodations.

4. BENEFIT(s): means the amount The Plan Will Pay for Covered Expenses after You or Your covered dependents have met the Deductible, if any.

5. BIRTHING CENTER: means a licensed place with the primary purpose of providing a place for live births operating within the scope of its license.

6. CLOSE RELATIVE: means You, Your spouse, and Your or Your spouse's brother, sister, parent, or Child.

7. COMMUNITY RESIDENTIAL TREATMENT SERVICES: are community-based mental health programs designed and staffed to deliver a range of treatment and rehabilitative services which provide an appropriate and cost-effective alternative to institutional care. Program elements range from crisis residential to socialization services and are focused upon helping clients achieve emotional stability and develop skills necessary to move toward independent living.

8. COMPLICATIONS OF PREGNANCY: means a disease, disorder or condition which is diagnosed as distinct from normal pregnancy but adversely affected by or caused by pregnancy. This includes'.

        a.      inter-abdominal surgery, including caesarean section;

        b.      pernicious vomiting (hyperemesis gravidarum);

        c.      toxemia with convulsions (eclampsia);

        d.      extra-uterine pregnancy (ectopic);

        e.      postpartum hemorrhage;

        f.      rupture or prolapse of the uterus;

        g. spontaneous termination of pregnancy during a period of gestation in which a viable birth is not possible;

        h.      similar medical and surgical conditions of comparable severity.

        Complications of Pregnancy will not include:

        a.      elective abortion;

        b.      false labor;

        c.      occasional spotting;

        d.      Physician prescribed rest;

        e.      morning sickness;

        f. similar conditions associated with the management of a difficult pregnancy.

        Services and supplies rendered at the termination of pregnancy will not be considered treatment of Complications of Pregnancy.

9. CONTRIBUTIONS: mean the amount You are required to pay for the coverage provided under the Plan.

10. COVERED EXPENSE: means a listed Covered Expense under a Benefit description which will be paid under the Plan if it is:

        a. prescribed by a Doctor for the therapeutic treatment of Injury, Illness or pregnancy;

        b.      Medically Necessary;

        c.      not more than what We determine as Reasonable and Customary; and

        d.      not excluded under any exceptions of the Plan.

        If You use a Participating Provider, Covered Expense means the agreed upon rate set between Us and such provider for services which meet all of the above standards.

11. COVERED PERSON: means an Enrolled person meeting the eligibility requirements of the Plan.

12. CREDITABLE COVERAGE: means any of the following coverages a Covered Person had prior to enrollment under the Plan:

        a.      a group health plan;

        b. health insurance coverage, individual and group, including coverage through a Health Maintenance Organization (HIVIO);

        c.      Medicare;

        d. Medicaid; or any other publicly sponsored program, provided in California or elsewhere, of medical care;

        e.      military health care;

        f. a medical care program of the Indian Health Service or of a tribal organization;

        g.      a state health risk pool;

        h. a health plan offered under the Federal Employee Health Benefits Program;

        i. a public health plan established or maintained by a political subdivision of a state to provide insurance coverage;

        j.      a health benefit plan established by the Peace Corps Act.

        The term includes continuation and conversion coverage, but does not include:

        a. coverages designated to supplement other private or governmental plans such as supplements to Medicare or liability insurance;

        b.      accident only plans;

        c.      credit plans;

        d.      coverage for onsite medical clinics;

        e.      disability income plans;

        f.      long term care insurance;

        g.      dental plans;

        h.      vision plans;

        i.      insurance arising out of a workers' compensation or similar law;

        j.      automobile medical payment insurance; or

        k.      no fault insurance.

13. CUSTODIAL CARE: means services, provided by a licensed, skilled nurse or a non-skilled person, for:

        a.      a person with a chronic medical condition; or

        b.      a convalescent person.

        This care basically provides assistance to a person in daily living; it does not require technical skills or qualifications. This care is not reasonably expected to improve the underlying medical condition of a person even though it may relieve symptoms or pain.

        Custodial Care includes, but is not limited to:

        a.      help in grooming, bathing, dressing, walking;

        b.      help in getting in and out of bed;

        c.      help in housekeeping, preparing meals, and eating;

        d. giving or helping to use or apply medications, creams and ointments;

        e. administering medical gasses after a therapy program has been set up;

        f.      changing dressings, diapers and protective sheets;

        g.      periodic turning and positioning in bed;

        h.      routine care of casts, braces and other like devices;

        i.      routine care of colostomy and ileostomy bags;

        j.      routine tracheostomy care;

        k.      routine care of catheters and other like equipment; and

        l. supervising exercise programs that do not need the skills of a therapist.

        Care that does require the technical skills of a licensed medical professional, who is acting within the scope of his/her license, is not considered to be Custodial Care.

14. DISABLED: means that due to Illness or Injury You cannot perform work for pay or profit or Your covered dependent cannot perform normal activities of a person of the same sex and age who is in good health; except as provided elsewhere in the Plan.

15. DOCTOR: means a medical practitioner licensed to perform surgery and administer drugs acting in the scope of that license. It will also include any other licensed practitioner of the healing arts required to be recognized by law, when that person is acting within the scope of his/her license and is performing a service for which Benefits are provided under the Plan.

16. EMERGENCY CARE: means covered services rendered after the sudden onset of a medical condition manifested by acute symptoms of sufficient severity, including severe pain, such that the absence of immediate medical attention could reasonably be expected to result in:

        a.      placing the patient's health in serious jeopardy;

        b.      serious impairment of bodily functions; or

        c.      serious dysfunction of any bodily organ or part.

17. EMPLOYER: means the entity to which the Plan is issued and includes any affiliated entities or subsidiaries or Associated Companies shown in the Eligible Class or Classes section of the Group Policy.

18. ENROLL: means completion of all forms required for coverage under the Plan and agreement to make any required Contribution.

19. ENROLLMENT DATE: means the first day of coverage or, if there is a Waiting Period, the first day of the Waiting Period.

20. EXPENSE INCURRED: means each expense is considered to be incurred on the date the care, service or supply is received.

21. EXPERIMENTAL, INVESTIGATIONAL OR UNPROVEN: means care and treatment for which We determine that one or more of the following is true:

        a. The service or supply is under study or in a clinical trial to evaluate its toxicity, safety or efficacy for a particular diagnosis or set of indicators. Clinical trials include but are not limited to phase 1, 11 and III clinical trials.

        b. The prevailing opinion within the appropriate specialty of the United States medical profession is that the service or supply needs further evaluation for the particular diagnosis or set of indications before it is used outside clinical trials or other research settings. We determine if this item b. is true based on:

                i.      published reports in authoritative medical literature;
                        and

                ii. regulations, reports, publications and evaluations issued by government agencies such as the Agency for Health Care Policy and Research, the National Institutes of Health, the federal Food and Drug Administration
                        (FDA), the Health Care Financing Administration (HCFA), or any other appropriate technological assessment body.

        C. In the case of a drug, a device or other supply that is subject to FDA approval:

                i.      it does not have FDA approval; or

                ii. it has FDA approval only under its Treatment Investigational New Drug regulation or a similar regulation; or

                iii. it has FDA approval, but it is being used for an indication or at a dosage that is not an Accepted Off-Label Use. An "Accepted Off-Label Use" is a use that is:

                        a) included and favorably recognized for treatment of the indication in one or more of the following medical compendia: The American Medical Association Drug Evaluations, the American Hospital Formulary Service Drug Information, and The United States Pharmacopoeia Information; or

                        b) established based on supportive clinical evidence in peer-reviewed medical publications.

        d. The providers institutional review board acknowledges that the use of the service or supply is Experimental, Investigational, or Unproven and subject to that board's approval.

        e. Research protocols indicate that the service or supply is Experimental, Investigational, or Unproven. This item e. applies for protocols used by the Covered Person's provider as well as for protocols used by other providers studying substantially the same service or supply.]

22. FAMILY UNIT: means You and all of Your dependents who are covered under the Plan.

23. FOSTER CHILD: means a Child for whom You have assumed a legal obligation when all the following are met:

        a. You are raising the Child as Your own and have assumed full parental responsibility for the Child;

        b. the Child lives in Your home and depends on You for primary support;

        C. You may legally claim the Child as a federal income tax deduction.

        A Foster Child is not a Child:

        a.      temporarily living in Your home;

        b. placed with You in Your home by a social service agency which retains control of the Child; or

        c. whose natural parent may exercise or share parental responsibility and control.

24. GROUP POLICY: means the Policy contract as shown and numbered on the cover Page of this Certificate.

25. HEALTH BENEFIT PLAN: means any group or individual policy or contract that provides medical, Hospital and surgical Benefits. It does not mean coverage under the following types of insurance:

        a.      accident only;

        b.      credit;

        c.      disability income;

        d.      Medicare services pursuant to contracts with the U.S.
                government;

        e.      Medicare supplement;

        f.      long-term care;

        g.      dental;

        h.      vision;

        i.      supplemental liability;

        j.      Workers' Compensation or similar law;

        k.      automobile medical payment, or;

        l.      no-fault liability or equivalent self-insurance.

26.     HIRED: means the first day You are scheduled to work for Your Employer.

27. HOSPICE: means an agency that provides counseling and incidental medical services and may provide room and board to a terminally ill person and meets all of the following tests:

        a. it has obtained any required governmental Certificate of Need approval;

        b. it provides service for a period of 24 hours per day on every day of the week;

        c.      it is operated under the direct supervision of a duly qualified
                Doctor;

        d. it has a nurse coordinator who is a registered graduate nurse with four years of full-time clinical experience, at least two of which involved caring for terminally ill patients;

        e. it has a social service coordinator who is licensed in the jurisdiction in which it is located;

        f. it is an agency that has as its primary purpose the provision of Hospice services;

        g.      it has a full-time administrator;

        h.      it maintains written records of services provided;

        i. its employees are bonded, and it provides malpractice and malplacement insurance;

        j. it is established and operated in accordance with the applicable laws in the jurisdiction in which it is located and, where licensing is required, has been licensed and approved by the regulatory authority having responsibility for licensing under the law.

28.     HOSPITAL: means a place which meets all of the standards below:

        a.      has permanent and full-time care for bed patients;

        b.      has a Doctor in regular attendance;

        c.      has an R.N. on duty or call 24 hours a day;

        d. is mainly engaged in giving medical care and services for Injuries or Illness but not including:

                i.      rest homes;

                ii.     nursing homes;

                iii.    convalescent homes;

                iv.     homes for the aged;

        e. has surgical facilities except that this standard does not apply to such place operated mainly for treatment of the chronically ill;

        f.      is operated lawfully in its area.

        "Hospital" also means such place which is mainly engaged in treating alcoholism, drug addiction or abuse if it meets the standards below:

        a.      has permanent and full-time care for at least 15 bed patients;

        b.      has a Doctor in regular attendance;

        c.      provides 24 hour per day care by R.N.s;

        d.      has a full-time psychiatrist or psychologist on the staff.

        Hospital also means and will include an "Ambulatory Surgical Center" which meets all of the standards below:

        a.      is a licensed public or private place;

        b.      has an organized medical staff of Doctors;

        c. has permanent facilities that are equipped and operated mainly for doing surgery and giving skilled nursing care;

        d.      has R.N. services when a patient is in the facility; and

        e. does not provide services or beds for patients to stay overnight.

        A "Psychiatric Health Facility" is an acute 24-hour, nonhospital facility which serves as an alternative to acute Hospital psychiatric services. As such, it provides short term psychiatric, psychological and nursing services to patients with major acute mental illness.

29. ILLNESS: means sickness, a covered bodily or mental infirmity or pregnancy.

30.     INJURY: means a covered accidental bodily Injury.

31. INPATIENT HOSPITAL CONFINEMENT: means a confinement in a Hospital as a bedpatient for which room and board charges are made by the Hospital to the Covered Person.

32. LATE ENROLLEE: means an Eligible Employee or Dependent who requests Enrollment in the Employer's Health Benefit Plan other than during the initial enrollment period, during an open enrollment period or during the Special Enrollment Periods provided under the terms of the Plan, unless any of the following apply:

        a. The person is employed by an Employer who offers multiple Health Benefit Plans and the person elects a different Health Benefit Plan during an open enrollment period.

        b. A court has ordered coverage to be provided for a spouse or minor Child and a request for enrollment is made within 31 days after issuance of the court order.

33. L.P.N.: means a licensed practical nurse acting in the scope of his/her license.

34. L.V.N.: means a licensed vocational nurse acting in the scope of his/her license.

35. MANAGED CARE: means the determination of availability of coverage through the use of clinical standards to determine the Medical Necessity of an admission or treatment, and the level and type of treatment, and Appropriate setting for treatment, with required authorization on a prospective, concurrent or retrospective basis, sometimes involving case management.

36. MEDICALLY NECESSARY: means that We determine that the care and treatment given meets all of the following conditions:

        a. it is Appropriate care and consistent with the diagnosis and symptoms. "Appropriate" means the type, level and length of service and setting are needed to provide safe and adequate care and treatment and are provided by the Appropriate provider acting within the scope of his/her license;

        b. it is generally accepted medical practice and meets professionally recognized standards;

        c. it is not deemed to be Experimental, Investigational or Unproven as defined herein;

        d. it is not furnished in connection with medical or other research;

        e. it is specifically allowed by the licensing statutes which apply to the provider who renders the service; and

        f. it is at least as medically effective as any standard care and treatment.

        We will use Our programs, or one established by Our authorized representative to determine whether care is needed and Appropriate. The program may include but is not limited to:

        a.      Pre-Admission Review;

        b.      Concurrent Review; Continued stay review;

        c.      Retrospective review; and

        d.      Pre-Surgery Review and Second Surgical Opinion review.

37. Medicare: means the plan of benefits provided by Title XVIII of the U.S. Social Security Act of 1965 as amended from time to time.

38. PARTICIPATING PROVIDER: means a Doctor or a Hospital that agrees with Us to provide Medically Necessary care and treatment at set rates.

39.     PHYSICIAN: means a person licensed to practice medicine.

40. PLACED FOR ADOPTION: means the assumption and retention of a legal obligation for the total or partial support of a child in anticipation of the adoption of such child. The child's placement with You is considered terminated upon the termination of such legal obligation.

41. Plan: means the Benefits described in this Certificate as provided by the Group Policy including all endorsements and amendments.

42. QUALIFIED LEAVE OF ABSENCE: means leave of absence period approved by the Employer pursuant to the Family and Medical Leave Act of 1993 or other applicable state's leave law that applies to the Employer. With Our prior approval, the term also includes the Employer's approved leave of absence period taken to substantially perform political, public or civic functions.

43. R.N.: means a licensed registered nurse acting in the scope of his/her license.

44. REGULAR EMPLOYEE: means You work Your full number of hours for Your full rate of pay as required by Your Employer. The amount of required work time per week may never be less than 20 hours.

45.     SKILLED NURSING FACILITY: means a place other than a Hospital that:

        a. can provide permanent full-time care for 10 or more resident patients;

        b.      has a Doctor available at all times;

        c. has an R.N. or Doctor on full-time duty in charge of patient care;

        d.      has one or more R.N.s, L.P.N.s or L.V.N.s on duty at all times;

        e.      keeps a daily medical record for each patient;

        f. is not mainly a rest home or a home for Custodial Care of the aged;

        g. is not mainly engaged in treatment of drug addicts or alcoholics;

        h.      is operating lawfully as a nursing home.

46. THE PLAN WILL PAY: means that when You send Us proof of claim, We will determine the Benefits payable and make payment, if any, according to the Payment of Claims provision.

47.     WE, US AND OUR: means General American Life Insurance Company.

48.     YOU AND YOUR: means an employee covered under the Plan.

                             YOUR RIGHTS UNDER ERISA

        As a participant in the Plan, You are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants shall be entitled to:

        Examine, without charge, at the Plan Administrator's office and upon written request at other specified locations, such as work establishments, all plan documents, including insurance contracts and copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

        Obtain copies of all plan documents and other Plan information upon written request to the Plan Administrator. The administrator may make a reasonable charge for the copies.

        Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

        In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate Your Plan, called "Fiduciaries" of the plan, have a duty to do so prudently and in the interest of You and other plan participants and beneficiaries. No one, including Your Employer, or any other person, may fire You or otherwise discriminate against You in any way to prevent You from obtaining a welfare benefit or exercising Your rights under ERISA.

        If Your claim is denied in whole or in part, You must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider Your claim. Under ERISA, there are steps You can take to enforce the above rights. For instance, if You request materials from the Plan and do not receive them within 30 days, You may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay You up to $110 a day until You receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If You have a claim for Benefits which is denied or ignored, in whole or in part, You may file suit in a state or federal court. If it should happen that plan Fiduciaries misuse the Plan's money, or if You are discriminated against for asserting Your rights, You may seek assistance from the U.S. Department of Labor, or You may file suit in a federal court. The court will decide who should pay court costs and legal fees. If You are successful, the court may order the person You have sued to pay these costs and fees. If You lose, the court may order You to pay these costs and fees for example, if it finds Your claim is frivolous.

        If You have any questions about Your Plan, You should contact the Plan Administrator. If You have any questions about this statement or about Your rights under ERISA, You should contact the nearest office of the Pension and Welfare Benefits Administration, U. S. Department of Labor, listed in Your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U. S. Department of Labor, 200 Constitution Avenue N. W., Washington, D. C. 20210.

SUPPLEMENTAL ERISA INFORMATION


PLAN NAME:
UNOVA, Inc. Employees' Welfare Benefits Plan


PLAN SPONSOR:
UNOVA, Inc. Employees' Welfare Benefits Plan
21900 Burbank Blvd.
Woodland Hills, CA 91367-7418


EMPLOYER IDENTIFICATION: 95-4647021


PN: 506


TYPE OF PLAN:
Welfare Benefit Plan providing Health Care Benefits for employees and dependents.


TYPE OF ADMINISTRATION:
The Benefits for Health Care coverage for employees and dependents are guaranteed under a group insurance policy issued by General American Life Insurance Company, 13045 Tesson Ferry Road, St. Louis, MO 63128.


PLAN ADMINISTRATOR:
Director of Benefits and Risk Management
LINOVA, Inc.
21900 Burbank Blvd.
Woodland Hills, CA 91367-7418


AGENT FOR LEGAL SERVICES:
UNOVA, Inc.
21900 Burbank Blvd.
Woodland Hills, CA 91367-7418

Service of legal process may also be made on the Trustee.

PLAN YEAR ENDS: December 31


CONTRIBUTIONS: Your Employer pays all costs of the Plan.

TERMINATION OR AMENDMENT OF PLAN

        The Plan Sponsor intends that this Plan will continue indefinitely, but reserves the right to amend, modify, revoke or terminate the Plan, in whole or in part, at any time.

CLAIM DENIAL

        In the event a claim is denied You will be notified in writing within 90 days after We receive the claim (unless special circumstances require a longer time). You will be advised of the following:

1.      the reason for denial;

2.      specific reference to the Plan provisions on which the denial was based;

3. any additional material or information needed for further review of the claim;

4.      an explanation of the Plan's review procedure.

        If Your claim is denied, You may appeal the denial by making a written request for review to Us within 60 days of the time You received the notice of denial. In connection with review, You have the right to 1) see the Plan and other papers affecting the claim, 2) argue against the denial in writing, 3) have a representative act on Your behalf in the appeal.

        The decision on the review shall be in writing, and shall be made within 60 days of the day We receive the request for review. It shall include specific reasons for the denial, written in a manner understandable to You and contain specific reference to the pertinent Plan provisions on which the decision was based.

INSURER'S DISCRETIONARY AUTHORITY

        General American Life Insurance Company, being the claims administrator for the Health Care Benefits shall have the discretionary authority to determine eligibility for insurance Benefits, construe the terms of the insurance plan and resolve any disputes which may arise with regard to the rights of any persons under the terms of the insurance plan, including, but not limited to, eligibility for participation and claims for Benefits.

                          FEDERAL CONTINUATION COVERAGE
                              (also known as COBRA)

        In some circumstances, federal law requires that persons who lose group health plan coverage be given the chance to continue that coverage for a period of time.

RIGHT TO COBRA CONTINUATION COVERAGE

1. You have a right to choose COBRA continuation coverage if You lose group health plan coverage because of:

        a.      a reduction in Your hours of employment; or

        b. the voluntary or involuntary termination of Your employment (for any reason except Your gross misconduct).

2. Your spouse has the right to choose COBRA continuation coverage if he/she loses group health plan coverage for any of the following reasons:

        a.      Your death;

        b. the termination of Your employment (except as a result of Your gross misconduct) or Your reduction in hours;

        c.      Your divorce or legal separation;

        d.      Your becoming entitled to Medicare.

3. Your dependent Child has the right to continuation coverage if he/she loses his/her group health plan coverage due to one of the four reasons described in 2. above or if he/she ceases to be an Eligible Dependent under the terms of the Plan's Health Care coverage.

        A dependent child born to or placed for adoption with You during Your COBRA continuation coverage period has the right to COBRA continuation coverage if You notify the plan administrator of the child's birth or placement for adoption within the time frame as prescribed by law.

LENGTH OF COBRA CONTINUATION COVERAGE

1.      Generally

        a. If, as a result of termination of Your employment or reduction in Your hours, You, Your spouse and/or Your dependents lose the Plan's Health Care coverage, those who do lose coverage may elect continuation coverage for up TO 18 MONTHS after the date Your employment terminates or hours reduce.

        b. If Your spouse or dependents lose the Plan's Health Care coverage due to any of the other events described in 2. or 3. above (other than Your employment termination or hours reduction), they may elect continuation coverage for up to 36 MONTHS from the date they experience such event.

        c. If Your spouse or dependents become entitled to continuation coverage because of termination of Your employment or reduction in Your hours and Your spouse or dependent then experiences another of the events which would entitle such person to continued coverage, he/she may extend the 18 month continuation period to 36 MONTHS from the date of the event that first made him/her eligible for continuation coverage.

2.      Extensions of COBRA Continuation Coverage

        a.      Disability Extension

                If You, Your spouse or Your dependents lose coverage because of termination of Your employment or reduction of hours and any of You are determined under Title 11 or XVI of the Social Security Act to have been Disabled at any time during the first 60 days of COBRA continuation coverage, then the Disabled person and such person's family members who are entitled to COBRA continuation coverage may extend the continuation coverage period for 11 ADDITIONAL MONTHS, provided:

                A notice of a Social Security determination is given to the plan administrator before the end of the initial 18month period and within 60 days after the date of such determination.

                An Employer may require payments of up to 150 percent of the applicable group rate for the cost of coverage for these 11 additional months.

        b.      Employee's Medicare Entitlement Prior to COBRA Event

                If You become entitled to Medicare within 18 months prior to Your employment termination (or work hours reduction), Your spouse and dependents who are entitled to COBRA continuation coverage will become eligible for a continuation period of not shorter than 36 months from the date You become entitled to Medicare. This continuation period is measured from the time You are entitled to Medicare. The maximum continuation period for Your spouse or dependents will not exceed 36 months.

                However, unless You are entitled to an extended continuation period as described in 2.a. above, You yourself will only be eligible for a continuation period of up to 18 months from the date of Your employment termination (or work hours reduction).

3. If, after the occurrence of any event described in Right to COBRA Continuation Coverage above, You, Your spouse and/or Your dependents are allowed to continue Health Care coverage under the Plan (whether or not premium payment(s) are required) beyond the Plan's Termination of Coverage provision for any reason other than to comply with the federal law (i.e., state laws mandating continuation coverage, or the Plan's special provisions), such continuation period(s) will be used to reduce the maximum length of COBRA continuation coverage period otherwise available to such person under this section.

NOTIFICATION REQUIREMENTS

1. If Your spouse or dependent becomes eligible for continuation coverage due to divorce, legal separation or the end of dependency status, the Plan Administrator must be notified within 60 days after Your spouse or dependent becomes eligible. That person will distribute necessary forms and explain this continuation in more detail.

        If the Plan Administrator is not notified within 60 days of the event that makes Your spouse or dependent eligible for continuation coverage, Your spouse or dependent will lose the right to such coverage.

        In order for a child born to or placed for adoption with You during Your COBRA continuation coverage to have the right to COBRA continuation coverage, You must notify the plan administrator of the child's birth or placement for adoption within the time frame as prescribed by law.

2. In order for a Disabled person and such person's family members continuing under the 18-month continuation coverage to be entitled to an extended continuation period of 11 additional months, such person must meet the notice requirements and all other conditions described under Extensions of Continuation Coverage in 2.a. above.

        A person continuing under the 11 -month extended continuation coverage must notify the Plan Administrator within 30 days if the Social Security Administration determines that the disability ceases to exist.

TERMINATION OF COBRA CONTINUATION COVERAGE

        Your Employer may require You, Your spouse and Your dependents to pay for the cost of the continuation coverage. If these amounts are not paid within the time allowed, the continuation coverage will end.

        Four other reasons that this continuation coverage may terminate before the full maximum continuation period runs out are:

1. the continued person first becomes, after the date of COBRA continuation coverage election, entitled to Medicare benefits;

2. the Employer stops providing any group health plan benefits program for employees;

3. the continued person first becomes, after the date of COBRA continuation coverage election, covered under another group health plan, and any preexisting conditions exclusions or limitations of that plan do not apply to or are satisfied by such person;

4. with respect to any person continuing under the 11-month extended continuation coverage (as described under Extensions of Continuation Coverage in 2.a. above), when the Social Security Administration determines that the disability ceases to exist (the termination becomes effective as of the first day of the month which is at least 31 days after the Social Security determination).

CONVERSION PRIVILEGE

        Persons who have exhausted their maximum continuation coverage period will be eligible for the Conversion Privilege described in the group health plan.

GENERAL INFORMATION

        This Federal Continuation Coverage section does not amend or change the Plan's Termination of Coverage provision. It simply provides a continuation of coverage right Your Employer is required to offer by law. If We, the Policyholder or Your Employer terminates this Plan before or during a continuation period, continuation coverage, if any, will not be under this Plan and may not be through Us.